SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Commission File Number:  000-30565

                            KNOWLEDGE NETWORKS, INC.

Nevada     91-2014670
(Jurisdiction  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

34700  Pacific  Coast  Highway,  Suite  303,  Capistrano  Beach  CA     92624
(Address  of  principal  executive  offices)                         (Zip  Code)



            Service Providers     # Shares         $ Value
            Jena Minnick          7,000,000     3,360,000.00
            Peter Zouvas          5,500,000     2,640,000.00
            Karl E. Rodriguez       500,000       240,000.00
            Tarja Morado          7,000,000     3,360,000.00



                               (Agent for Service)

                                 William Stocker
                                 Attorney at Law
                     34700 Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
                    phone (949) 248-9561  fax (949) 248-1688


                                  July 17, 2001

                       CALCULATION OF REGISTRATION FEE (1)


--------------------------------------------------------------------------------

Title of           Amount to        Proposed         Proposed    Amount of
Securities to      to be            Maximum          Maximum     of Registration
Be Registered      Registered       Offering Price   Aggregate   Fee
                                    Per Unit         Offering
                                                     Price
--------------------------------------------------------------------------------
Common Stock       20,000,000       $0.48            $9,600,000.00    $2,534.40
$0.001 par value   shares           per share
--------------------------------------------------------------------------------


1 The securities of this Issuer are listed and trading on the OTCBB Bulletin Board. The price is determined accordingly at the mutually acceptable price at discount from the current bid price, due to a number of market factors, including the lack of trading volume, corporate liquidity, and others.

                                        1


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

     (a) The Registrant's Form 10-SB containing Audited Financial Statements for the Registrant's last fiscal year;

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

     (c) The Issuer's Common Equity Voting Stock ( Common Stock ) Registered under 12(g) of the 1934 Act, as described in Form 10-SB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Nevada a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. A limited market presently exists for the securities of this Issuer.

ITEM  4.  DESCRIPTION  OF  SECURITIES.  Not  Applicable.  See  Item  3(c).

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.  None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. There is no provision in the Articles of Incorporation or the By-Laws, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. We are aware of certain provision of the Nevada Corporate Law which affects indemnity of Officers or Directors.

      NRS 78.7502 provides for mandatory indemnification of officers, directors, employees and agents, substantially as follows: the corporation shall indemnify a director, officer, employee or agent of a corporation; to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, in which he or she had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS. Exhibit 1 hereto is an Opinion of Counsel respecting the legality of the issuance of the securities covered by this Registration Statement. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.48 per share for $9,600,000.00 of services performed.

     Exhibit  2  hereto  are  Corporate  Minutes.

     Exhibit 3 hereto is the Consulting Agreement for services to be compensated in stock.

ITEM  9.  UNDERTAKINGS.  Not  Applicable.

                                        2


                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            KNOWLEDGE NETWORKS, INC.

Dated:  July  17,  2001
                                       by


/s/  Jeffrey  A.  Harry
Jeffrey  A.  Harry
president/secretary

                                        3


--------------------------------------------------------------------------------
                                    EXHIBIT 1

                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                        4


                                 LAW OFFICES OF
                                 William Stocker
                 phone  (949)  248-9561    fax (949) 248-1688
                    34700  Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624

                                  July 17, 2001
To  the  President  and  the
Board  of  Directors
eWorld  Travel  Corp.
34700  Pacific  Coast  Highway,  Suite  303,
Capistrano  Beach  CA  92624     re:  Opinion  of  Special  Counsel

     Dear  President  &  Board  of  Directors:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants in the amount of $9,600,000.00 in the form of 20,000,000 shares of common stock to be registered thereby.

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is Registered pursuant to 12(g) of the Securities Exchange Act of 1934.

      It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the rate of $0.48:

            Service Provider        # Shares        $ Value
            Jena Minnick           7,000,000     3,360,000.00
            Peter Zouvas           5,500,000     2,640,000.00
            Karl E. Rodriguez        500,000       240,000.00
            Tarja Morado           7,000,000     3,360,000.00

for  current  and  future  services  to  be  performed.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.
     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.
                                Very Truly Yours,

                                 William Stocker
                                 William Stocker
                           special securities counsel

                                        5


--------------------------------------------------------------------------------
                                    EXHIBIT 2

                                CORPORATE MINUTES
--------------------------------------------------------------------------------

                                        6


                            KNOWLEDGE NETWORKS, INC.
                              A NEVADA CORPORATION

                        MINUTES OF THE BOARD OF DIRECTORS

                                  July 17, 2001

     THE  MEETING  WAS  HELD pursuant to waiver of Notice.  The sole Officer and
Director  present  was  Jeffrey  A.  Harry.

     THE  BOARD  DISCUSSED  issues  of  compensation  for our service providers.

     THE FOLLOWING ACTION WAS RESOLVED AND TAKEN: The Officers are empowered and directed to issue shares for services, at $0.48, to be Registered pursuant to 5 of the Securities Act of 1933, on Form S-8: as follows:

            Service Provider     # Shares         $ Value
            Jena Minnick         7,000,000     3,360,000.00
            Peter Zouvas         5,500,000     2,640,000.00
            Karl E. Rodriguez      500,000       240,000.00
            Tarja Morado         7,000,000     3,360,000.00


     THERE  BEING  NO  FURTHER  BUSINESS,  the  meeting  was  adjourned.

     THE UNDERSIGNED DIRECTORS hereby Acknowledge or Waive Notice of this Meeting and Approve the foregoing Minutes of the Board.



                         /s/  Jeffrey  A.  Harry
                              Jeffrey  A.  Harry

                                        7


--------------------------------------------------------------------------------
                                    EXHIBIT 3

                  CONSULTING AGREEMENT(S) OF SERVICE PROVIDERS
--------------------------------------------------------------------------------

                                        8


                             ATTORNEY DISCLOSURE AND
                         SPECIAL RELATIONSHIP AGREEMENT

                                KARL E. RODRIGUEZ
                                 ATTORNEY AT LAW

THIS AGREEMENT is made by and between Intrepid International, Ltd., a Nevada Corporation, (hereafter Intrepid ), and Knowledge Networks, Inc. a Nevada
Corporation, (hereafter Intrepid-Client ), and Karl E. Rodriguez, Exim International, Inc.'s General Counsel, and dated December 16, 1998. In consideration of the mutual promises contained herein, and on the terms and conditions herein set forth, the parties agree as follows:

     A.  SUMMARY.

     Knowledge Networks, Inc. has employed Intrepid International, Ltd. to perform certain financial services to Client, some of which services are to be provided for Client, and in the Client's name, by attorneys with established and continuing relationship to Intrepid. The purpose of this agreement is to provide full written disclosure, and to define special character of both the ostensible and actual relationships between the parties.

     Karl  E.  Rodriguez is actually General Counsel of Exim International, Inc.

     Karl E. Rodriguez will be authorized by this agreement to act as ostensible Special Transactional Counsel for Knowledge Networks, Inc..


     A.  RECITALS

     1. INTREPID RETAINER AGREEMENT. Intrepid International, Ltd. is or will be hereby retained as financial services consultants for the Intrepid-Client, pursuant to that certain Financial Services Consulting Agreement of even date herewith. Among the services contemplated to be provided by that Agreement are the services of Karl E. Rodriguez, attorney at law, as Special Transactional Counsel for the Intrepid-Client.

     2. EXIM INTERNATIONAL, INC., is a financial consulting firm, not a broker, dealer or registered investment advisor, a principal consultant to Intrepid International, Ltd.

     3. EXIM GENERAL COUNSEL. Karl E. Rodriguez, attorney at law, is General Counsel to Intrepid's Consultant, Exim International, Inc., first and foremost and always, and this paramount status and relationship has been and is hereby fully disclosed, in connection with the Intrepid-Client's consideration of the potential services of Karl E. Rodriguez as Special Counsel with Limited
Authority, in connection with, and only in connection with the services requested and agreed to between Intrepid and the Intrepid-Client.

     4. DEFINITION OF SPECIAL COUNSEL WITH LIMITED AUTHORITY . As used in this Attorney Disclosure Agreement, this expression shall have the following meaning, consistently and without exception: Exim General Counsel Karl E. Rodriguez is authorized, where appropriate to employ the designation Special Counsel or Special Transactional Counsel for the Intrepid-Client, in connection with, and only in connection with services to and for the Intrepid-Client requested by the

                                        9


Intrepid-Client to be performed by Intrepid pursuant to the Financial Services Consulting Agreement of even date herewith. Exim General Counsel, Karl E. Rodriguez as between such Counsel and the Intrepid-Client, is not Intrepid-Client's Counsel, nor counsel to the Intrepid-Client generally, or in any other manner than specified in this definition. Special Counsel will not take action which is not authorized by the Intrepid-Client nor represent to any person any general authority to speak for or bind the Intrepid-Client in any manner.

     5.  INTREPID-CLIENT'S  RIGHT  TO  DECLINE  THE  RELATIONSHIP.  The
Intrepid-Client has been informed, and is informed hereby, that the Intrepid-Client is not required to join in the special relationship disclosed and defined herein. Intrepid-Client may employ or require its own counsel or independent counsel for any and all purposes at its expense and in addition to its obligations to Intrepid. The Intrepid-Client is advised to retain its own counsel, as it may deem appropriate, to review and advise the Intrepid-Client as to any matter arising from its relationship to Intrepid or Exim's Counsel.

     6. MANAGEMENT'S PREFERENCE. It is the desire of sophisticated management that the unnecessary expense of cumulative counsel with respect to purely technical matters is not warranted, necessary or appropriate, with respect to the limited authority and scope of the Special Counsel relationship, as defined, and that no conflict of interest exists or is likely to arise from the strict and precise observance of that relationship as defined. Accordingly management understands, accepts and affirmatively requests such an arrangement.

     B.  SPECIAL  COUNSEL  AGREEMENT

     1. SPECIAL COUNSEL. The Intrepid-Client and Intrepid Counsel hereby agree and adopt that special technical relationship of Special Counsel with Limited Authority as defined hereinabove, for the sole and separate purpose of allowing Intrepid Counsel to perform services appropriate to the services of Intrepid requested by the Intrepid-Client.

     2. BILLINGS. Special Counsel (Exim's Counsel) shall invoice and bill applicable time and services to Intrepid, separately with respect to matters applicable to this Intrepid-Client. Time shall be billable at $300.00/hr, and such incidental secretarial services shall be billable at $100.00/hr, as may be reasonably and necessarily performed by its secretary. Additional services may be performed by subcontractor attorneys, subject to arrangements approved by the Intrepid-Client in advance. Intrepid shall be responsible, as between Intrepid and its counsel, for the compensation and discharge of its Counsel's billings. Intrepid shall include Counsel's segregated billings along with its own, and, as between Intrepid and the Intrepid-Client, the Intrepid-Client shall be responsible to Intrepid for the total of its own and Counsel's billings. Certain special minimum fixed fees shall apply to Legal Opinions: (a) Opinions for the Issuance of free trading stock, $2,500.00; Opinions to remove restriction on issued restricted securities; $2,000.00; Opinions to issue restricted securities, as defined in Rule 144(a), $1,000.00.

                                       10


     3.  TERMINATION.     The terms of this agreement may be terminate by either
Intrepid-Client or Special Counsel at any time upon written or other reasonable notice to the other.

     4. MISCELLANEOUS This agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings, if any, of any and every kind and nature, between them. This agreement is made and shall be construed and interpreted according to the laws of the Intrepid-Client's place of Incorporation if that be Nevada or Texas, and if not, pursuant to the laws of the State of Nevada.

     ACCORDINGLY the parties cause this agreement to be signed by their duly authorized representative, as of the date written below.

Intrepid  International,  Ltd.

by


/s/  Kirt  W.  James               /s/  Karl  E.  Rodriguez
     Kirt  W.  James,  President        Karl  E.  Rodriguez
                                        attorney  at  law


THE ABOVE IS UNDERSTOOD AND AGREED TO and I state under the penalties of perjury that I am authorized to execute this letter agreement:

     Knowledge  Networks,  Inc.

Date:   December  16,  1998     By:     /s/  Kirt  W.  James
                                             Kirt  W.  James,  President

                                       11


                              CONSULTING AGREEMENT



THIS AGREEMENT, dated as of June 30, 2001 (the "Agreement") is by and between Knowledge Networks, Inc., a Nevada corporation having its principal office at 34700 Pacific Coast Hwy., #303, Capistrano Beach0 CA 92624 (the "Company") and Peter Zouvas, an individual residing at 2811 State Street, San Diego CA 92103 ("Consultant").



WHEREAS the Company desires that it be able to call upon the experience and knowledge of Consultant for consultation services and advice;


WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;



NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:


1. TERM OF AGREEMENT. Commencing on the date hereof, Consultant shall be retained by the Company for an initial period of three years, which period may be renewable upon mutual written agreement of the parties. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term."



2.  POSITION  AND  RESPONSIBILITIES.



    (a) Consultant hereby agrees to serve as a consultant to the Company and to render such advice and services to the Company as may be reasonably required by the Company including, without limitation, to identify and facilitate the formation of business relationships between the Company and one or more qualified domestic companies or multi-national companies. During the Consulting Term, Consultant shall report directly to the President and Chief Executive Officer of the Company.


3. COMPENSATION. Client will pay 5,500,000 shares of KNWR common stock as a consulting fee. The compensation will be due with the execution of this Agreement.

4. EXPENSES. Consultant shall be reimbursed in accordance with the policies of the Company for necessary and reasonable business expenses incurred by Consultant in connection with performance of his duties hereunder.


5. TERMINATION. This Agreement and Consultant's retention hereunder may be terminated prior to the end of the Consulting Term for any reason upon 30 day's written notice by either party.


6. CONFIDENTIALITY. Consultant recognizes and acknowledges that in the course of Consultant's duties, Consultant may receive confidential or proprietary information owned by the Company, or other third parties with whom the Company has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to keep confidential and not disclose or use (except in connection with the fulfillment of the Consultant's consulting duties to the Company under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of, the Company unless such information is required to be disclosed by legal, administrative or judicial process. "Confidential Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information or data, business plans, trade secrets, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company. "Confidential Information" shall not include, however, information in the public domain, information disclosed to Consultant by a third party entitled to disclose it without any obligation of confidentiality, or information already known to Consultant prior to its receipt provided Consultant can evidence such prior knowledge by written documentation.


7. OWNERSHIP OF INVENTIONS. In consideration for the compensation paid to Consultant by the Company, Consultant hereby assigns to the Company all Consultant's right, title and interest in all inventions that arise from the Consultant's consulting activities for the Company hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of the Company, which cooperation shall include executing any necessary documents in connection therewith.



8. SPECIFIC PERFORMANCE. Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 through 7 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law or equity, the Company, without posting any bond, shall be entitled to obtain any form of equitable relief which may be available to it.

                                       12



9. REPRESENTATION OF CONSULTANT; USE OF NAME. Consultant represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein.



10. CONSULTANT NOT AN EMPLOYEE. The Company and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Company. Consultant agrees that he will file Consultant's own tax returns on the basis of Consultant's status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Company and shall not be entitled to participate in any other employer benefit programs, except as is set forth in a separate Subscription Agreement between the parties hereto. As an independent contractor, Consultant acknowledges, understands and agrees that Consultant is not, and shall not represent to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically herein set forth.



11.  MISCELLANEOUS.


     (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws.


     (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the retention of Consultant by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                                       13


     (c) NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or of any other term of this Agreement.

     (d) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.


     (e) SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.


     (f) COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.


          IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed this

Agreement  as  of  the  day  and  year  first  above  written.


 Consultant:



 /s/  Peter  Zouvas
      PETER  ZOUVAS


KNOWLEDGE  NETWORKS,  INC.



 /s/  Jeffrey  A.  Harry
      JEFFREY  A.  HARRY
      Its:  President

                                       14


                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this Tuesday, July 17, 2001, effective as of Tuesday, July 17, 2001(the "Effective Date"), between Knowledge Networks, Inc., a Nevada corporation (the "Company"), and Jena Minnick ("Consultant").

     For and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TERM AND TERMINATION. This Agreement shall commence on the Effective Date and shall continue for a period of thirty-six months thereafter (the termination date being referred to as the "Expiration Date") unless earlier terminated by either party for any reason upon not less than ten days' notice given to the other party. Notwithstanding any such termination, expense reimbursement payable to Consultant by the Company as provided herein shall be paid promptly in accordance with this Agreement.

2. SERVICES AND RECORDS. The Company hereby engages the Consultant to provide web identity and online multimedia services ( the "Services" ) Consultant accepts such engagement and agrees to timely perform the Services fully, faithfully and in a professional manner. The scope of the Services shall be defined by the Company and shall be performed within the time frame agreed upon between the Company and Consultant. Electronic mail shall serve as an acceptable form to authorize specific tasks. Consultant agrees to be available to perform the Services as reasonably required by the Company. Consultant shall perform the Services in full compliance with all applicable laws, rules and regulations.

3. COMPENSATION. In consideration of performance of current and future Services, the Company agrees to remunerate the Consultant with 7,000,000 shares of common stock.

4. REIMBURSEMENT FOR EXPENSES. The Company shall reimburse Consultant for all pre-approved reasonable out of pocket expenses incurred by Consultant in the performance of Consultant's duties. Expenses shall not include Consultant's overhead such as rent, telephone, salaries and other operating expenses. Consultant will maintain such records and written receipts as may be required by the Company to substantiate such expenses.

5. CORPORATE OPPORTUNITY. Consultant acknowledges and agrees that any actual or potential opportunity within the area of interest of the Company which comes to its attention at any time during the term of this Agreement shall be made available to the Company.

6. NONCOMPETITION AND NONSOLICITATION. Consultant agrees that he will not, directly or indirectly, (i) engage in or become financially interested in any business which competes with the business of the Company or any subsidiary or affiliate of the Company, or (ii) induce or attempt to induce any employee of the Company or of any subsidiary or affiliate of the Company to terminate such employment, in all cases during the term of this Agreement and for a period of two years thereafter. Consultant acknowledges and agrees that the terms of this
Section 6 are fair and equitable in all respects and are reasonably necessary to protect the business and goodwill of the Company.

                                       15


7. CONFIDENTIAL INFORMATION. Consultant agrees that during the entire term of this Agreement and at all times thereafter, any confidential information or trade secrets ("Confidential Information") owned or used by the Company or any subsidiary or affiliate of the Company of which Consultant shall acquire knowledge shall be considered and kept by Consultant as the private, privileged and proprietary records of the Company and will not be divulged to or used by any person except on the direct authority of the Company. Consultant agrees that the Company shall be entitled, with or without notice, to temporary restraining orders and preliminary and permanent injunctions restraining and enjoining Consultant, any persons acting in concert with Consultant and any other persons having or proposed to have the use or benefit of Confidential Information or for any other breach of either Section 6 or Section 7. Confidential Information includes, without limitation, all documentation and other tangible or intangible discoveries, ideas, concepts, software, designs, drawings, specifications, techniques, models, information, source code, object code, diagrams, flow charts, procedures, know-how, financial statements and other financial information, customer and supplier lists, tax records, personnel records, accounting procedures and other business records and information, whether similar or dissimilar to the foregoing. Confidential Information also includes any information described above which the Company obtains from another person which the Company treats or designates as proprietary or confidential, whether or not owned or developed by the Company.

8. ARBITRATION. Except as provided in Section 7 above, in the event of any differences, claims or disputed matters between the parties hereto arising out of this Agreement or connected herewith, the parties agree to submit such matters to arbitration by the American Arbitration Association or its successor in the Reno, Nevada, metropolitan area. Either party can invoke arbitration upon ten days' notice to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Nevada, relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the State of Nevada or elsewhere. The arbitrator shall not have the power to award consequential or exemplary damages.


9. INDEMNIFICATION. To the full extent allowed by law, the Consultant shall fully protect, defend, indemnify and hold the Company harmless against and from any and all claims, losses, damages, judgments, expenses or costs, including attorneys' fees and costs of investigation, incurred by it or to which it may become subject, resulting from breach of any term, representation, provision or condition of this Agreement.

10. MISCELLANEOUS. (i) This Agreement sets forth the understanding of the parties and supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by all parties; (ii) No party shall have the right to assign all or any portion of its rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto; (iii) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws provisions thereof; (iv) The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition; (v) In the event any party takes legal action against any other party in order to enforce the terms of this Agreement, the party in whose favor a final judgment or order is

                                       16


rendered shall be entitled to recover from the other party its reasonable attorneys' fees and costs to be fixed by the court or arbitrator which renders such judgment or order. Such fees and costs shall include those incurred in connection with any appeal or appeals; (vi) Should any term or condition of this Agreement be determined by a court of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall remain in full force and effect; and (vii) All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery by courier, facsimile or other receipted delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the party at the addresses set forth below. Any party hereto, by notice duly given, may change the address for the giving of notice.

11. LEGAL COUNSEL. Consultant acknowledges that legal counsel for the Company has prepared this Agreement; that such counsel does not, and will not, represent Consultant in connection with this Agreement and any and all transactions contemplated hereby; and that Consultant has been urged to consult with its own legal counsel.

12. REMEDIES NOT EXCLUSIVE. The remedies provided herein are not, and shall not be, exclusive but shall be cumulative with and in addition to any other remedy, which may be available to any party hereto at law or in equity, including, but not by way of limitation, damages for any breach hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

KNOWLEDGE  NETWORKS,  INC.,  A  NEVADA  CORPORATION



/s/  Jeffrey  A.  Harry
     JEFFREY  A.  HARRY



CONTULTANT:




/s/  Jena  Minnick
     JENA  MINNICK
24843  Del  Prado,  Suite  326
Dana  Point  CA  92629

                                       17



                              CONSULTING AGREEMENT

1. Introduction. This Agreement is made and entered into this 30th day of June, 2001, by and between Tarja Morado ("Consultant"), and Knowledge Networks, Inc. having its principal place of business at 34700 Pacific Coast Hwy., Suite 303, Capistrano Beach CA 92624 ("Client").

2. Description of Services. During the term of this Agreement, Consultant will diligently use best efforts to provide consulting services related to staffing, payroll, management consulting for Client, as decided upon by the Client.

3. Term of Agreement. Consultant shall be retained on an exclusive basis for a term of thirty-six (36) months, commencing on the date hereof.

4. Where Services Are to Be Performed. Consultant's services will be performed at Consultant's facilities or such other places that are deemed appropriate by Consultant.

5. Compensation. Client will pay 7,000,000 shares of KNWR common stock as a consulting fee. The compensation shall be due with the execution of this Agreement.

6. Reimbursement of Expenses. Client will reimburse Consultant for all authorized expenses incurred by Consultant required in connection with this Agreement. Reimbursement of expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures. Payment is due within ten
(10)  days  after  delivery  of  statements  to  Client.

7. Consultant an Independent Contractor. Consultant will furnish Consultant's services as an independent contractor and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client's savings plan, or other benefits afforded to Client's regular employees, or those of any of Client's affiliated companies.


8. Confidential Information, Trade Secrets and Inventions. Consultant will treat as proprietary and confidential any Confidential Information, Trade Secrets and Inventions, belonging to Client, or affiliated companies, or any third parties, disclosed to Consultant in the course of Consultant's services. For purposes of this Agreement, "Confidential Information, Trade Secrets and Inventions" means all information, processes, process parameters, methods, practices, techniques, plans, computer programs and related documentation, customer lists, price lists, supplier lists, marketing plans, advertising materials, financial information, and all other compilations of information which relate, directly or indirectly, to the business and/or operations of Client and/or which have not been intentionally disclosed by Client to the general public, and/or which may give the Client an opportunity to obtain an advantage over other competitors, persons or parties, regardless of the source from, or method or manner by which Consultant may have acquired same.

                                       18


9. Inside Information -- Securities Laws Violations. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the U.S. federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly to any third party, nor will Consultant provide advice to any other party concerning any decision to buy, sell, or otherwise deal in securities of the Client or those of any of Client's affiliated companies falling within the jurisdiction of U.S. securities laws.

10. Warranty That Agreement Does Not Contemplate Corrupt Practices-Domestic or Foreign. Consultant represents and warrants that (a) all payments under this Agreement constitute compensation for services performed and (b) this Agreement and all payments, and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in, any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in his, her, or its official capacity, or to induce such official, party, or candidate to use his, her, or its influence with a government to affect or influence any act or decision of such government to assist Client in obtaining, retaining, or directing business to Client, or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

11.     General  Provisions.

(a) Successors and Assigns. This Agreement is intended to benefit and is binding on (i) the successors and assigns of Consultant and (ii) the heirs and legal successors of Client.

(b) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada and shall be enforceable only in any U.S. District Court of Nevada in spite of the fact that Consultant may perform services hereunder in various jurisdictions.

(c) Separate Enforcement of Provisions. If for any reason a part of this Agreement is unenforceable, the remainder of the Agreement shall be enforced to the extent possible.

(d) Modification of Agreement. This Agreement may only be modified in writing signed by both the (i) Client and (ii) the Consultant.

(e) Effective Date. Regardless of when executed, the parties expressly acknowledge and agree this Agreement is deemed to be effective on the date set forth in the first paragraph of this Agreement.

(f) Entire Document. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter hereof and replaces and supersedes any and all prior understandings and agreements between the parties, whether oral or written, express or implied.

                                       19


(g) Indemnity. Each party hereby expressly agrees to indemnify and hold the other party, its officers, directors, agents and employees, harmless from and against any and all losses, costs, damages, claims or liabilities, of what-soever nature, including, without limitation, attorneys' fees, arising from
(i) any breach of this Agreement or (ii) the fact that any representation made herein by Client was false or misleading when made. Client shall indemnify and hold Consultant harmless from any claims arising from the services performed hereunder, or any portion thereof.

(h) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding and specifically enforceable arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be held only in Reno, Nevada and enforced only in the state district court situated therein. No appeals shall be permitted.

(i) Execution of Agreement. This Agreement shall be deemed to have been executed in Dana Point, California.


                              Consultant:     TARJA  MORADO

                              /s/  Tarja  Morado
                              TARJA  MORADO


                              Client:  KNOWLEDGE  NETWORKS,  INC.

                              /s/  Jeffrey  A.  Harry
                              JEFFREY  A.  HARRY

                                       20